UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2024

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

INVO Bioscience, Inc., a Nevada corporation (the “Company”) is filing this Current Report on Form 8-K (this “Form 8-K”) to disclose the consummation of the Company’s acquisition of NAYA Biosciences, Inc., a Delaware corporation (“NAYA”) pursuant to an Amended and Restated Agreement and Plan of Merger by and among the Company, NAYA, and INVO Merger Sub Inc., a wholly owned subsidiary of the Company and a Delaware corporation (“Merger Sub”) dated as of October 11, 2024 therewith (the “Merger Agreement”), (b) the filing with the Nevada Secretary of State a Certificate of Designation of Series C-1 Convertible Preferred Stock and of a Certificate of Designation of Series C-2 Convertible Preferred Stock, and (c) the closing of the transactions contemplated by the Merger Agreement, which occurred on October 11, 2024 (the “Closing Date”) (together, the “Merger”). All capitalized terms in this introductory note not otherwise defined here are defined below in this Form 8-K.

The closing of the Merger resulted in an increase in the Company’s stockholders’ equity of approximately $16,000,000, which the Company believes – as detailed in this Form 8-K below – is sufficient to evidence compliance with the Nasdaq listing criteria and to maintain its listing on Nasdaq.

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Merger Agreement

On October 11, 2024 (the “Effective Time”), INVO, Merger Sub, and NAYA, entered into the Merger Agreement and consummated and the transactions contemplated thereby. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into NAYA, with NAYA continuing as the surviving corporation and a wholly owned subsidiary of the Company.

At the Effective Time and as a result of the consummation of the Merger:

●	Each share of Class A common stock, par value $0.000001 per share, and Class B common stock, par value $0.000001 per share, of NAYA (“NAYA common stock”) outstanding immediately prior to the effective time of the Merger, other than certain excluded shares held by NAYA as treasury stock or owned by the Company or Merger Sub, automatically converted into the right to receive 118,148 shares of the Company’s common stock and 30,375 shares of the Company’s newly-designated Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred”). The Series C-1 Preferred is not redeemable, has no voting rights, and may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred. If the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred, such Series C-1 Preferred will automatically convert into approximately 29,515,315 shares of the Company’s common stock, subject to adjustment if, as a result of such conversion if, after giving effect to the conversion or issuance, any single holder, together with its affiliates, would beneficially own in excess of 19.99% of the Company’s outstanding common stock. A description of the rights, preferences, and privileges of the Series C-1 Preferred are set forth in Item 5.03 below.

●	Certain outstanding debt obligations of NAYA, including a portion of an amended and restated senior secured convertible debenture issued to Five Narrow Lane LP (“FNL”), with a combined principal balance of $8,575,833 converted into the right to receive 669,508 shares of the Company’s common stock and 8,576 shares of the Company’s newly-designated Series C-2 Convertible Preferred Stock (the “Series C-2 Preferred”). The Series C-2 Preferred is only redeemable upon a “Bankruptcy Triggering Event” or a “Change of Control” that occurs 210 days after the closing date of the Merger. The Series C-2 Preferred may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred. If the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred, such Series C-2 Preferred will be convertible at the option of the holders into approximately 12,441,607 shares of the Company’s common stock, subject to limitations on beneficial ownership by the holders thereof. A description of the rights, preferences, and privileges of the Series C-2 Preferred are set forth in Item 5.03 below.

●	The remaining balance of the amended and restated senior secured convertible debenture issued to FNL in the amount of $3,934,146 was exchanged for a 7.0% Senior Secured Convertible Debenture in the principal balance of $3,934,146 due December 11, 2025 (the “Debenture”). A description of the rights, preferences, and privileges of the Debenture are set forth below.

●	NAYA has been renamed to “NAYA Therapeutics Inc.”

In addition, NAYA stock options shall be converted into Company options to acquire a number of shares of the Company’s common stock equal to the number of shares of NAYA common stock subject to such NAYA options multiplied by 8.9108 (the “Exchange Ratio”) (rounded up to the nearest whole share) at an exercise price per share of such NAYA stock option divided by the Exchange Ratio, and NAYA restricted stock units shall be converted into Company restricted stock units representing the right to receive a number of shares of the Company’s common stock equal to the number of shares of NAYA common stock subject to such NAYA restricted stock unit multiplied by the Exchange Ratio. However, such options may not be exercised for shares of the Company’s common stock and such restricted stock units may not be settled for shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon exercise of such options and settlement of such restricted stock units.

In connection with the Merger, Dr. Daniel Teper, NAYA’s current Chairman and Chief Executive Officer, was appointed President of the Company, and Dr. Teper will remain as NAYA’s Chief Executive Officer. The combined company will be led by INVO Chief Executive Officer Steven Shum, INVO Chief Financial Officer Andrea Goren, and Dr. Teper. In addition, Dr. Teper and Ms. Lyn Falconio have been appointed to the Company’s board of directors.

Pursuant to the Merger Agreement, the Company is required to hold a meeting of its stockholders to, among other things, (i) ratify the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) approve the increase in the amount of authorized shares under the Company’s Second Amended and Restated 2019 Stock Incentive Plan, (iii) approve the issuance of the Company’s common stock issuable upon conversion of the Series C-1 Preferred and Series C-2 Preferred, and (iv) approve an amendment to the Company’s articles of incorporation to (1) increase the number of shares of the Company’s authorized common stock to 100,000,000 shares, and (2) effectuate a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by the Company’s board of directors in its discretion. The Company also agreed to take all action necessary to hold the aforementioned stockholder meeting as soon as reasonably practicable.

Pursuant to both the Merger Agreement and the Assignment Agreement described below, the Company has agreed to file a registration statement with the SEC to register for resale the shares of the Company’s common stock issued pursuant to the Merger and the shares of common stock issuable upon exercise or conversion of the Series C-1 Preferred, the Series C-2 Preferred, and the Debenture, as applicable, as soon as practicable but in no event later than 30 days after the Closing Date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, or NAYA. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub or NAYA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or NAYA’s public disclosures.

7.0% Senior Secured Convertible Debenture

In connection with the Merger, on October 11, 2024, the Company issued the Debenture to FNL in an exchange of an outstanding note of NAYA held by FNL. The Debenture carries an interest rate of seven percent (7%) per annum, payable on the first business day of each calendar month commencing November 1, 2024. The maturity date of the Debenture is December 11, 2025 (the “Maturity Date”), at which point the outstanding principal amount, together with any accrued and unpaid interest and other fees, shall be due and payable to the holder of the Debenture.

Conversion. At any time after the Company’s stockholders approve the issuance of any Company common stock upon conversion of the Debenture, the holder of the Debenture will be entitled to convert any portion of the outstanding and unpaid principal amount and accrued interest into shares of Company common stock at a conversion price of $0.93055 per share, subject to adjustment as described therein. The Debenture may not be converted and shares of Company common stock may not be issued upon conversion of the Debenture if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding common stock of the Company.

Prepayment. The Company may not prepay the Debenture without the prior written consent of FNL

Monthly Redemption. Commencing March 14, 2025 and on the 14th of each month thereafter until the Maturity Date, the Company shall redeem $437,127.24, plus accrued but unpaid interest and other fees, of the principal amount of the Debenture.

Mandatory Redemption. While any portion of the Debenture is outstanding, if the Company receives gross proceeds of more than $3,000,000 from any equity or debt financings (other than a public offering as described herein), the Company shall, at the option of the holder, apply one-third (1/3) of such gross proceeds to the redemption of the principal amount of the Debenture, except that if such equity or debt financing is a public offering of the Company’s securities pursuant to a registration statement on Form S-1, the Company shall, at the option of the holder, apply one hundred percent (100%) of such gross proceeds, not to exceed $500,000, to the redemption of the principal amount of the Debenture.

The Debenture contains events representations, warranties, covenants, and events of default that are customary for similar transactions. Upon an event of default, the Debenture becomes immediately due and payable, and the Borrower is subject to a default rate of interest of 15% per annum and a default sum as stipulated.

The foregoing description of the Debenture does not purport to be complete and is qualified in its entirety by reference to the Debenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Joinder Agreement

In connection with the Merger, the Company entered in a joinder agreement (the “Joinder Agreement”) with FNL dated as of October 11, 2024 to a certain securities purchase agreement dated as of January 3, 2024 by and between NAYA and FNL (the “FNL SPA”) pursuant to which the Company agreed to become a party to the FNL SPA.

The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the Joinder Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Assignment and Assumption Agreement

In connection with the Merger, on October 11, 2024, the Company entered in an assignment and assumption agreement (the “Assignment Agreement”), pursuant to which the Company agreed to assume the rights, duties, and liabilities of NAYA under a certain registration rights agreement dated as of September 12, 2024 by and between NAYA and FNL, pursuant to which the Company agreed to register FNL’s resale of shares of Company common stock issuable upon conversion of the Debenture and the Series C-2 Preferred as well as certain commitment shares issued to FNL in connection with the transactions.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Second Amendment to Revenue Loan and Security Agreement

On October 11, 2024, the Company entered into a second amendment to Revenue Loan and Security Agreement (the “Second Amendment”) with Decathlon Alpha V, L.P. (“Decathlon”), Steven Shum, and certain subsidiaries of the Company (the “Guarantors”), pursuant to which Decathlon consented to the Merger and NAYA becoming a subsidiary of the Company. Pursuant to the Second Amendment, NAYA joined the Revenue Loan and Security Agreement as a Guarantor. The Company agreed to pay down its loan by at least $500,000 and increase its monthly payments by up to $30,000 if the Company closes a private offering of its securities. The Company also agreed to retain an investment banker to pursue a financing or a sale if it fails to meet certain liquidity covenants. The Company also agreed to enter into an intercreditor agreement with Decathlon and Five Narrow Lane LP within 5 business days of the Merger.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 11, 2024, the Company, NAYA, and Merger Sub consummated the Merger described in Item 1.01 above, pursuant to which the Company acquired NAYA.

NAYA aims to bring breakthrough therapies to market at accelerated speed through an agile and synergistic platform, backed by access to capital and public markets and driven by experienced, entrepreneurial leadership. NAYA seeks to develop and build a group of agile, disruptive, high-growth business segments dedicated to increasing patient access to life-transforming treatments in the areas of oncology, fertility, and regenerative medicine. NAYA’s business model is based on a portfolio approach, optimizing the risk-return investment profile through steady, scalable, profitable revenues augmented by the partnering upside of disruptive clinical-stage therapeutics. Fueled by this value creation approach, NAYA aims to continue our strategic acquisition of undervalued specialty assets, accelerate their clinical development and commercialization, and capitalize on their potential to transform patients’ lives.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The offer and sale of the common stock, Series C-1 Preferred, Series C-2 Preferred, and the 7% Senior Secured Convertible Debenture has been made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, the Company’s board of directors appointed Dr. Daniel Teper and Lyn Falconio as directors of the Company to fill two vacancies on the board. In addition, the board of directors appointed Dr. Teper as President of the Company. Dr. Teper will also remain as Chief Executive Officer of NAYA Therapeutics.

Daniel Teper, PharmD, MBA, 64 years old, is the Founder, Chairman, Chief Executive Officer, Chief Financial Officer, and Director of NAYA Biosciences since August 2023. He has over 30 years of leadership experience as a biopharma entrepreneur, corporate executive, and management consultant. Previously, Dr. Teper was the Chairman & CEO of Cytovia Therapeutics, from June 2019 to July 2023, where he remains Chairman of the Board. Dr. Teper brings extensive experience. From September 2011 to April 2017, he was the CEO of Immune Pharmaceuticals, which he listed on NASDAQ. He previously served as New York-based Managing Partner (Head of North America) at Bionest Partners, now Accenture, where he advised companies on corporate strategy and business development. He was previously a Partner at ISO Healthcare Group, now Deloitte Monitor, in New York. Dr. Teper helped drive the accelerated growth of Softwatch, a pioneer digital health company, as senior vice president of sales and business development. He also served as global president of Havas Health, advising companies on global launches of major new drugs in multiple disease areas. Dr. Teper started his career at Novartis in Basel and then in the US, where he held management responsibilities in sales and marketing and as head of cardiovascular, new product development. Dr. Teper held general management positions in Europe at GlaxoSmithKline and Sanofi. He was the co-founder and CEO of Wintec Pharma, a European specialty pharmaceutical company focused on anti-infectives and dermatology, which he went on to sell. Dr. Teper co-founded Novagali, an ophthalmology specialty pharma later listed on EuroNext Paris and acquired by Japan’s Santen. He holds a Doctor of Pharmacy degree from Paris XI University and an MBA from INSEAD, where he was the J. Salmon scholar.

Lyn Falconio, 62 years old, is a director at NAYA Biosciences. She brings 25 years of pharmaceutical product marketing experience, working across a wide range of therapeutic categories and clinical innovations. Since April of 2021, she has served as Executive Engagement Lead for Publicis, responsible for bringing together worldwide talent and capabilities that serve top tier pharmaceutical companies’ go-to-market strategies, product commercialization planning and market growth. As part of the Publicis family since 2008, her prior roles include Chief Marketing Officer (January 2018 – April 2021), and EVP Business Development & Growth, where she designed collaborative working models that provided invaluable returns. Prior to Publicis, Lyn held senior level positions in business development and client services for some of the industry’s leading communications, digital and healthcare marketing companies. In 2007 she launched NOVA Grey, WPP’s first connected network of global healthcare companies, from 1999-2001 she led strategic alliances and partnerships at Softwatch, one of the industry’s first digital health platforms, and prior to that she was part of a start-up team to launch a new brand of marketing agencies at Omnicom. Her drive towards future vision and new emerging capabilities in health and wellness are at the core of what she brings to the industry.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Name Change and Application for Symbol Change

On October 15, 2024, the Company changed its corporate name to NAYA Biosciences, Inc., pursuant to an Amendment to Articles of Incorporation filed with the Nevada Secretary of State on October 15, 2024 (the “Name Change”). Pursuant to Nevada law, a stockholder vote was not necessary to effectuate the Name Change.

The Company also announced that it intends for its common stock to cease trading under the ticker symbol “INVO” and begin trading under its new ticker symbol, “NAYA”, on the Nasdaq Capital Market, as promptly as possible.

A copy of the Company’s Amendment to Articles of Incorporation was filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series C-1 Preferred

The Company’s Articles of Incorporation, as amended, authorizes the Company to issue 100,000,000 shares of preferred stock, $0.0001 par value per share, issuable from time to time in or more series (“Preferred Stock”). On October 14, 2024, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C-1 Convertible Preferred Stock (the “Series C-1 Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series C-1 Preferred. Thirty thousand three hundred seventy five (30,375) shares of Series C-1 Preferred with a stated value of $1,000.00 per share were authorized under the Series C-1 Certificate of Designation.

Each share of Series C-1 Preferred has a stated value of $1,000.00, which is convertible into shares of the Company’s common stock (the “Common Stock”) at a conversion price equal to $1.02913 per share, subject to adjustment. The Series C-1 Preferred may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred. Each share of Series C-1 Preferred shall automatically convert into the Company’s common stock if the Company’s stockholders approve the issuance, except that the Company may not effect such conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 19.99% of the Company’s outstanding common stock.

Commencing on the ninety-first (91st) day after the first issuance of any Series C-1 Preferred, the holders of Series C-1 Preferred shall be entitled to receive dividends on the stated value at the rate of two percent (2%) per annum, payable in shares of the Company’s common stock at the conversion price. Such dividends shall continue to accrue until paid. Such dividends will not be paid in shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Convertible Preferred Stock. The holders of Series C-1 Preferred shall also be entitled to receive a pro-rata portion, on an as-if convertible basis, of any dividends payable on Common Stock.

The Series C-1 Preferred ranks senior to the Company’s common stock and junior to the Series C-2 Preferred. Subject to the rights of the holders of any senior securities, in the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company, each holder of Series C-1 Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to the amount as would be paid on the Company’s common stock issuable upon conversion of the Series C-1 Preferred, determined on an as-converted basis, without regard to any beneficial ownership limitation.

Other than those rights provided by law, the Series C-1 Preferred has no voting rights. The Series C-1 Preferred is not redeemable.

The foregoing summary of the Series C-1 Certificate of Designation is not complete and is qualified in its entirety by reference to the Series C-1 Certificate of Designation, a copy of which was filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Series C-2 Preferred Stock

On October 14, 2024, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C-2 Convertible Preferred Stock (the “Series C-2 Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series C-2 Preferred. Eight thousand five hundred seventy six (8,576) shares of Series C-2 Preferred with a stated value of $1,000.00 per share were authorized under the Series C-2 Certificate of Designation.

Each share of Series C-2 Preferred has a stated value of $1,000.00, which, along with any additional amounts accrued thereon pursuant to the terms of the Series C-2 Certificate of Designation (collectively, the “Conversion Amount”) is convertible into shares of the Company’s common stock (the “Common Stock”) at a conversion price equal to $0.6893 per share, subject to adjustment. The Series C-2 Preferred may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Convertible Preferred Stock. Each share of Series C-2 Preferred shall become convertible into the Company’s common stock at the option of the holder of such Series C-2 Preferred shares if the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred, except that the Company may not effect such conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the Company’s outstanding common stock.

Commencing on the ninety-first (91st) day after the first issuance of any Series C-2 Preferred, the holders of Series C-2 Preferred shall be entitled to receive dividends on the stated value at the rate of ten percent (10%) per annum, payable in shares of the Company’s common stock, with each payment of a dividend payable in shares of the Company’s common stock at a conversion price of eighty-five percent (85%) of the average of the volume weighted average price of the Company’s common stock for the five (5) trading days before the applicable dividend date. Such dividends shall continue to accrue until paid. Such dividends will not be paid in shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred. The holders of Series C-2 Preferred shall also be entitled to receive a pro-rata portion, on an as-if convertible basis, of any dividends payable on Common Stock.

The Series C-2 Preferred ranks senior to the Company’s common stock and to the Series C-1 Preferred. Subject to the rights of the holders of any senior securities, in the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company, each holder of Series C-2 Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to the greater of (a) 125% of the Conversion Amount with respect to such shares, and (b) the amount as would be paid on the Company’s common stock issuable upon conversion of the Series C-2 Preferred, determined on an as-converted basis, without regard to any beneficial ownership limitation.

Other than those rights provided by law, the Series C-2 Preferred has no voting rights. The Series C-2 Preferred is only redeemable upon a “Bankruptcy Triggering Event” or a “Change of Control” that occurs 210 days after the closing date of the Merger.

The foregoing summary of the Series C-2 Certificate of Designation is not complete and is qualified in its entirety by reference to the Series C-2 Certificate of Designation, a copy of which was filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Press Release

On October 14, 2024, the Company and NAYA issued a joint press release announcing that they had consummated the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Nasdaq Compliance – Stockholder Equity

As a result of the Merger, as of the date of this filing, the Company believes it has stockholders’ equity in excess of the minimum $2.5 million requirement for continued listing on The Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”). The Company awaits the Nasdaq Listing Qualifications Staff’s formal determination with respect to the Company’s compliance with the Equity Rule. Nasdaq will continue to monitor the Company’s ongoing compliance with the Equity Rule and, if at the time of the Company’s next periodic report the Company does not evidence compliance with the Equity Rule, it may again be subject to delisting.

Nasdaq Compliance – Minimum Bid Price

On September 18, 2024, the Company received a letter from the staff of the Nasdaq listing qualifications group indicating that, based upon the closing bid price of the Company’s common stock for the last 34 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing under Nasdaq Listing Rule 5550(a)(2).

The notice has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on The Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until May 17, 2025, to regain compliance with the minimum bid price requirement. If at any time before May 17, 2025, the closing bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance prior to May 17, 2025, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided the Company (i) meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and (ii) notifies Nasdaq of its intent to cure the deficiency within such second 180 calendar day period, by effecting a reverse stock split, if necessary.

The Company agreed to prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) to be used for a stockholder meeting of the Company to seek, among other things, ratification of the Merger, an increase in the amount of authorized shares under the Company’s stock incentive plan, to (1) increase the number of shares of the Company’s authorized common stock to 100,000,000 shares, and (2) effectuate a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by the Company’s board of directors in its discretion.

The Company will continue to monitor the closing bid price of its common stock and will consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. If the Company does not regain compliance with the minimum bid price requirement within the allotted compliance periods, the Company will receive a written notification from Nasdaq that its securities are subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance during either compliance period, or maintain compliance with the other Nasdaq listing requirements.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the Merger, the anticipated benefits thereof, and the Company’s compliance with the Equity Rule. All such forward-looking statements are based upon current plans, estimates, expectations, and ambitions that are subject to risks, uncertainties, and assumptions, many of which are beyond the control of the Company and NAYA, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, the following: Nasdaq’s determination of the Company’s compliance with the Equity Rule; Company stockholder approval of the matters described herein; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business, and management strategies for the management, expansion, and growth of the combined company’s operations after the Merger, including the possibility that any of the anticipated benefits of the Merger will not be realized or will not be realized within the expected time period; the ability of the Company and NAYA to integrate the business successfully and to achieve anticipated synergies and value creation; potential litigation relating to the Merger that could be instituted against the Company, NAYA, or their respective directors; the risk that disruptions from the Merger will harm the Company’s or NAYA’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; legislative, regulatory and economic developments, including regulatory implementation of the Inflation Reduction Act, and other regulatory actions targeting public companies in the biotech industry and changes in local, national, or international laws, regulations, and policies affecting the Company and NAYA; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships that could affect the Company’s and/or NAYA’s financial performance and operating results; acts of terrorism or outbreak of war, hostilities, civil unrest, attacks against the Company or NAYA, and other political or security disturbances; dilution caused by the Company’s issuance of additional shares of Company common stock in connection with the Merger or if Company stockholder approval is obtained; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; changes in technical or operating conditions, including unforeseen technical difficulties; and those risks described in Item 1A of the Company’s Annual Report on Form 10-K, filed with the SEC on April 16, 2024.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Neither the Company nor NAYA assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on the Company’s or NAYA’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Amended and Restated Agreement and Plan of Merger, entered into as of October 11, 2024, by and among NAYA Biosciences, Inc., INVO Bioscience, Inc., INVO Merger Sub Inc.

3.1	Amendment to Articles of Incorporation of INVO Bioscience, Inc.

3.2	Certificate of Designation Establishing Series C-1 Convertible Preferred Stock of INVO Bioscience, Inc.

3.3	Certificate of Designation Establishing Series C-2 Convertible Preferred Stock of INVO Bioscience, Inc.

4.1	7.0% Senior Secured Convertible Debenture.

10.1	Joinder Agreement by and among Five Narrow Lane LP and INVO Bioscience, Inc. dated as of October 11, 2024

10.2	Assignment and Assumption Agreement by and among NAYA Biosciences, Inc. and INVO Bioscience, Inc. dated as of October 11, 2024

10.3	Second Amendment to Revenue Loan and Security Agreement by and among Steven Shum, INVO Bioscience, Inc., the Guarantors, and Decathlon Alpha V, L.P. dated October 11, 2024.

99.1	Press Release dated October 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2024

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer